UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2026

Supernus Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-35518	20-2590184
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9715 Key West Ave	Rockville	MD	20850
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SUPN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Entry into Asset Purchase Agreement

On April 1, 2026, Supernus Pharmaceuticals, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”), together with related ancillary transaction documents, with Navitor Pharmaceuticals, Inc., a Delaware corporation (“Navitor”), Navitor Pharmaceuticals, LLC, a Delaware limited liability company (“Navitor Parent,” and, together with Navitor, the “Sellers”).

The Agreement is entered into as contemplated by that certain Development and Option Agreement, dated April 21, 2020 between the Company and Navitor, and that certain Binding Memorandum of Understanding, dated May 5, 2025, between the Company and Navitor.

Under the Agreement, the Company agreed to acquire from the Sellers all of their right, title, and interest in certain assets, including intellectual property rights of any kind, inventory and manufacturing materials, regulatory and clinical materials, permits, data and records, certain contract rights, and related goodwill, in each case related to the compound known as NV-5138 or SPN-820 (the “Compound”), and all of Sellers’ rights under warranties, indemnities and all similar rights against Third Parties to the extent related to any of the foregoing (collectively, the “Purchased Assets”). Unless otherwise defined herein, the capitalized terms used herein have the same meaning ascribed to them in the Agreement.

The Purchase Price consists of the Company’s obligation to (i) effect and complete one (1) Phase 2b Study; and (ii) make several milestone payments of up to $350 million contingent upon the achievement of specified development, regulatory and commercial milestones.

The Company has agreed to use commercially reasonable efforts to achieve the specified milestones. However, following completion of the Phase 2 Study, if the Company determines in its sole reasonable discretion that such study was not successful, the Company will have no further obligation to pursue milestone achievement or commercialization of the Compound.

The Agreement contains customary representations and warranties, and covenant. It also contains customary indemnification provisions pursuant to which each party has agreed to indemnify the other for losses arising from, among other things, breaches of representations, warranties and covenants. The Company may offset any indemnification losses to which it is entitled against any Milestone Payments not yet paid to the Sellers, and may also recover against Milestone Payments previously made. The Agreement also contains a five-year post-closing non-competition and non-solicitation covenant applicable to the Restricted Parties.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Asset.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1*† - Asset Purchase Agreement dated April 1, 2026, by and among Supernus Pharmaceuticals, Inc., Navitor Pharmaceuticals, Inc. and Navitor Pharmaceuticals, LLC.

Exhibit 104 - The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

* Exhibits and schedules have been omitted pursuant to Regulation S-K Item 601(a)(5) and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

† Certain portions of this exhibit (indicated by asterisks) have been omitted because they are not material and would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: April 7, 2026	By:	/s/ Timothy C. Dec
Timothy C. Dec
Senior Vice President and Chief Financial Officer

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